AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM


1.     Security Purchased:        PLD 4.25%  08/15/2023
2.     Cusip Number:              74340XAW1
3.     Date of Purchase:          08/08/2013
4.     Broker Name:               Citigroup
(Cannot purchase directly from PNC Affiliated Underwriter)
5. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment
objectives: (ii) tax-exempt targets; (iii) maturity targets;
(iv) duration / convexity; (v) diversification; (vi)spread;
and any other considerations pertinent to the account:
Yes______X__     No________(only for separately managed
accounts subadvised by PNC Capital)

6.     Issuer:  Prologis LP

7.     Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.          Aggregate principal amount
     of purchase:           $7,000,000

9.     Aggregate principal amount
     of offering:           $850,000,000

10.     Purchase price (net of fees and expenses):      99.742

11.     Date offering commenced:      August 8, 2013

12.     Offering price at end of first day on which any sales were
made:      99.742

13.     Commission, spread or profit:

14.     Have the following conditions been satisfied:
                                            Yes                      No
 a. Does the account's governing
document(s) allow for this security
to be purchased?                             _____X______     ___________

b. The securities are a part of an issue
registered under the Securities Act of
1933, as amended, which is being offered
to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.                                   ____X_______     ___________

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid by
each other purchaser of securities in
that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the issuer)
or, if a rights offering, the securities
were purchased on or before the fourth
day preceding the day on which  the
rights offering terminated.               _____X______     ___________


d. The underwriting was a firm
commitment underwriting?                  _____X______     ___________

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?                         _____X______     ___________

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of
predecessors).                            ______X_____     ___________


g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not exceed
(i) if purchased in an offering other
than an Eligible Rule 144A Offering, 25%
of the principal amount of the
securities being offered, or (ii) if
purchased in an Eligible Rule 144A
Offering, 25% of the total of (A) the
principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.                      _____X______     ___________


h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?                              ______X_____     ___________

      Portfolio Manager(s) (Name):____Tim Compan
      Signature(s): _________________________________
      Date: __8/8/2013________________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):          ______

Account Information (please list accounts below or attach a worksheet with the following information included):

Account Number      Par           Exec Price

Account            Account Name           Par            Exec Price
carm0009          PNC BOND FUND         340000            99.742
carm0016          PNC INTERMEDIATE      815000            99.742
                  BOND FUND
carm0034          PNC TOTAL RETURN      285000            99.742
                  ADVANTAGE FUND
carm0fi7          PNC TOTAL RETURN      35000             99.742
                  ADVANTAGE FUND

cn000048                                10000             99.742
cn000072                                40000             99.742
cn000172                                25000             99.742
cn000240                                35000             99.742
cn000392                                20000             99.742
cn000440                                30000             99.742
cn000498                                30000             99.742
cn000515                                215000            99.742
cn000519                                20000             99.742
cn000555                                20000             99.742
cn000813                                35000             99.742
cn000953                                20000             99.742
cn000954                                20000             99.742
cn000958                                70000             99.742
cn000959                                35000             99.742
cn000984                                15000             99.742
cn001025                                60000             99.742
cn001083                                5000              99.742
cn001101                                10000             99.742
cn001243                                10000             99.742
cn001277                                10000             99.742
cn001279                                15000             99.742
cn001310                               5000            99.742
cn001457                              20000            99.742
cn001459                              60000            99.742
cp000498                              60000            99.742
cp000660                              40000            99.742
cp000663                              90000            99.742
cp000664                              35000            99.742
cp000668                              10000            99.742
cp000984                               5000            99.742
cp000985                              10000            99.742
cp001040                              95000            99.742
cp001041                               5000            99.742
cp001110                              10000            99.742
cp001156                              25000            99.742
cp001245                              25000            99.742
cp001246                               5000            99.742
cp001247                               5000            99.742
cp001253                             200000            99.742
cp001261                              15000            99.742
cp001262                                5000           99.742
cp001265                                5000           99.742
cp001270                                5000           99.742
cp001388                               30000           99.742
cp001393                                5000           99.742
cp001394                               30000           99.742
cp001396                                5000           99.742
cp001397                               10000           99.742
cp001399                               10000           99.742
cp001406                               20000           99.742
cp001407                               10000           99.742
cp001408                                5000           99.742
cp001409                               15000           99.742
cp001410                               10000           99.742
cp001423                                5000           99.742
cp002190                               30000           99.742
cp002520                               10000           99.742
cp002654                               10000           99.742
cp003568                               40000           99.742
cp003569                                5000           99.742
cp003570                               25000           99.742
cp004150                               45000           99.742
cp004172                                5000           99.742
cp004230                               35000           99.742
cp004340                               20000           99.742
cp004740                               25000           99.742
cp004791                               30000           99.742
cp005072                              120000           99.742
cp005270                               20000           99.742
cp005328                               25000           99.742
cp005512                               25000           99.742
cp005862                               45000           99.742
cp006147                               25000           99.742
cp006262                              500000           99.742
cp006887                               10000           99.742
cp007327                              20000           99.742
cp007445                             135000           99.742
cp007575                              45000           99.742
cp007605                              45000           99.742
cp007615                              65000           99.742
cp008852                              20000           99.742
cp009057                              55000           99.742
cp009222                              25000           99.742
cpx01401                               5000           99.742
cpx01402                              60000           99.742
cpx01403                              10000           99.742
cpx04086                              15000           99.742
cpx04310                              10000           99.742
cpx04396                              35000           99.742
cpx04422                              40000           99.742
cx000002                              35000           99.742
cx000015                              55000           99.742
cx000030                              35000           99.742
cx000038                              55000           99.742
cx000043                             920000           99.742
cx000091                              15000           99.742
cx000154                              10000           99.742
cx000159                              20000           99.742
cx000209                              10000           99.742
cx000244                              50000           99.742
cx000301                              25000           99.742
cx000318                              25000           99.742
cx000324                              40000           99.742
cx000326                              15000           99.742
cx000330                              50000           99.742
cx000332                             385000           99.742
cx000333                             345000           99.742
cx000338                              45000           99.742
cx000350                              30000           99.742
cx000365                              35000           99.742
in002137                              15000           99.742
in002444                              15000           99.742
in003109                              10000           99.742
in003259                               5000           99.742
in003268                               5000           99.742